SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 13, 2006

(Date of earliest event reported)

FLOW INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

23500 - 64th Avenue South, Kent, Washington 98032

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:

(253) 850-3500

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Flow International Corporation (the “Company”) and its Audit Committee determined on January 13, 2006 that its consolidated financial statements as of and for the three years ended April 30, 2005 and each of the quarterly periods within fiscal 2004 and 2005 included in the Company’s Annual Report on Form 10-K/A and the quarters ended July 31, and October 31, 2005 included in the Company’s Quarterly Reports on Form 10-Q should no longer be relied upon. The Company expects to restate its financial statements as of and for the three years ended April 30, 2005 in a Form 10-K/A and the quarters ended July 31, and October 31, 2005 in a Form 10-Q/A as soon as practicable once the adjustments to correct these accounting errors have been determined:

•	The Company improperly excluded the tax provision for Flow Autoclave Systems, Inc. (“FAS”), a partially owned consolidated entity, in its calculation of its consolidated tax provision. As a result of this error, income tax expense was misstated for the periods referred to above.

•	The Company improperly recorded the minority interest in FAS since the Company’s acquisition of FAS in 1999. The effect of this error was an overstatement of other expense and an overstatement of the minority interest balance sheet account for the periods referred to above.

•	The Company incorrectly allocated cost of goods sold, operating expenses and tax expenses between Continuing and Discontinued Operations for the quarters ended July 31 and October 31, 2004 and 2005. There was no impact on net income for these adjustments.

The Company sold its interest in FAS as part of the sale of its Avure Business that was closed on October 31, 2005, so the above described errors will have no effect on the Company’s future results. The Company is also assessing the impact of these errors on the calculation of the loss of $261,000 from the sale of the Avure Business reported in the quarter ended October 31, 2005.

As of October 31, 2005, management concluded that the Company did not maintain effective disclosure controls and procedures because of the existence of the following material weaknesses:

•	The Company did not maintain effective controls over the financial reporting process due to an insufficient complement of personnel with an appropriate level of accounting knowledge, experience and training in the application of generally accepted accounting principles commensurate with its financial reporting requirements and the complexity of the Company’s operations and transactions.

•	The Company did not maintain effective controls to ensure there is adequate (i) analysis, documentation, reconciliation and review of accounting records, and supporting data, and (ii) monitoring and oversight of the work performed by accounting and financial reporting personnel to ensure the accuracy and completeness of the consolidated financial statements in accordance with generally accepted accounting principles.

The Company believes that the errors described above are a result of these previously disclosed material weaknesses.

Management of the Company and its Audit Committee have discussed the conclusions disclosed in this Form 8-K with the Company’s previous independent registered public accounting firm, PricewaterhouseCoopers LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2006	FLOW INTERNATIONAL CORPORATION

	By:	/S/ DOUGLAS P. FLETCHER
Douglas P. Fletcher Chief Financial Officer